Crowe Chizek


                 Consent of Independent Auditors



Board of Directors
P.T.C. Bancorp
Brookville, Indiana

We consent to the incorporation by reference in this Form 8-K/A, to be filed by Indiana United Bancorp, of our report dated January 23, 1997 on the consolidated financial statements of P.T.C. Bancorp as of December 31, 1996 and 1995, and for the years then ended, which report was included in Indiana United Bancorp's Registration Statement on Form S-4 filed on March 17,1998.




/s/ Crowe, Chizek and Company, LLP
Crowe, Chizek and Company, LLP

Indianapolis, Indiana
July 8, 1998